Registration No. 333-___________

      As filed with the Securities and Exchange Commission on July 20, 2004


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                                PURE WORLD, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                    95-3419191
---------------------------------          -----------------------------------
  (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

                          376 Main Street, P.O. Box 74
                          Bedminster, New Jersey 07921
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                      1991 Non-Qualified Stock Option Plan
                      1997 Non-Qualified Stock Option Plan
                             Stock Option Agreements
            ---------------------------------------------------------
                            (Full title of the plan)

                                 Paul O. Koether
                                Pure World, Inc.
                          376 Main Street, P.O. Box 74
                          Bedminster, New Jersey 07921
        -----------------------------------------------------------------
                    (Names and address of agent for services)
                                 (908) 234-9220
        -----------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Guy P. Lander, Esq.
                       Davies Ward Phillips & Vineberg LLP
                         625 Madison Avenue, 12th Floor
                            New York, New York 10022

                         Calculation of Registration Fee



Title of Securities to be       Amount to be          Proposed Maximum          Proposed Maximum             Amount of
      Registered                 Registered       Offering Price Per Share    Aggregate Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------------------------------

                               660,000 Shares (1)           $1.85 (7)              $1,221,000                 $154.70
      Common Stock
par value, $.01 per share      482,700 Shares (2)(6)        $1.13 (8)                $546,900                  $69.30

                               293,700 Shares (3)(6)        $2.05 (8)                $603,099                  $76.41

                               541,450 Shares (4)           $3.92 (8)              $2,122,001                 $268.86

                                 8,550 Shares (5)(6)        $1.85(7)                  $15,818                   $2.00

                             1,986,400 Shares                                      $4,508,818                 $571.27
-----------------------------------------------------------------------------------------------------------------------------


(1) Consists of shares of common stock issued under non-Plan options.
(2) Consists of shares of common stock underlying outstanding non-Plan options.
(3) Consists of shares of common stock underlying outstanding options granted under the Registrant's 1991 Non-Qualified Stock Option Plan (the "1991 Plan").
(4) Consists of shares of common stock underlying outstanding options granted under the Registrant's 1997 Non-Qualified Stock Option Plan (the "1997 Plan").
(5) Consists of shares issuable upon options available for grant under the 1997 Plan.
(6) In accordance with Rule 416 under the Securities Act of 1933 (the "Securities Act") there are also registered hereby such indeterminate number of shares of common stock as may become issuable by reason of the operation of the anti-dilution provisions of the non-Plan option agreements, the 1991 Plan and the 1997 Plan.
(7) Pursuant to Rule 457(c) and (h) under the Securities act, the proposed maximum offering price per share was determined based on the average of the bid and asked prices of the Registrant's common stock as reported by the Nasdaq Stock Market on July 14, 2004.
(8) Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share was calculated for an aggregate of 1,317,850 shares of common stock issuable upon exercise of outstanding non-Plan options and outstanding options granted under the 1991 Plan and the 1997 Plan, based on the average per share exercise prices of such options, as set forth in the Calculation of Registration Fee table.

EXPLANATORY NOTE

     The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register (i) 293,700 shares of common stock that are issuable upon the exercise of options previously granted under the Registrant's 1991 Non-Qualified Stock Option Plan (the "1991 Plan") (ii) 541,450 shares of common stock that are issuable upon exercise of options previously granted under the Registrant's 1997 Non-Qualified Stock Option Plan (the "1997 Plan", and together with the 1991 Plan, the "Plans"), (iii) 482,700 shares of common stock issuable upon exercise of options granted outside of the Plans ("non-Plan Options"), (iv) 660,000 shares of common stock that have previously been issued under non-Plan Options, and (v) 8,550 shares of common stock that have been issued under non-Plan Options.

     This Registration Statement also includes a prospectus (the "Reoffer Prospectus") prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings or resales on a continuous or delayed basis in the future by affiliates of the Company of an aggregate of 1,502,500 shares of common stock that have either been previously issued by the Company upon exercise of non-Plan Options or that may be issued upon exercise of Plan and non-Plan Options previously granted by the Company.

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1991 Plan and the 1997 Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Pure World, Inc., 376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921, Attention: Sue Ann Merrill; telephone number (908) 234-9220.

NOTE: The Reoffer Prospectus referred to in the Explanatory Note follows this page.

                               REOFFER PROSPECTUS

                                1,502,500 SHARES

                                PURE WORLD, INC.

                                  COMMON STOCK

     This prospectus is being used for the offering and sale from time to time by the selling shareholders identified on page 7 of this prospectus of up to an aggregate of 1,502,500 shares of our common stock that have been issued under, or may in the future be issued upon exercise of, stock options previously granted under our 1991 Non-Qualified Stock Option Plan (the "1991 Plan") and our 1997 Non-Qualified Stock Option Plan (the "1997 Plan" and, together with the 1991 Plan, the "Plans") and options previously granted outside of the Plans ("non-Plan Options").

     The selling shareholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the common stock through public or private transactions, at prevailing market prices or at privately negotiated prices. The selling shareholders will receive all of the net proceeds from the sale of the shares. We will not receive any proceeds from the sale of the shares. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.

     Our common stock is listed on the Nasdaq SmallCap Market under the symbol "PURW." On July 14, 2004, the last sale price of our common stock as reported by Nasdaq SmallCap Market was $1.92 per share.

     Investing in our common stock involves significant risks. You should read the "Risk Factors" section beginning on page 2 of this prospectus before investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.





                  The date of this Prospectus is July 20, 2004

                                TABLE OF CONTENTS


SUMMARY........................................................................1

RISK FACTORS...................................................................2

NOTE REGARDING FORWARD-LOOKING STATEMENTS......................................6

USE OF PROCEEDS................................................................7

SELLING SHAREHOLDERS...........................................................7

PLAN OF DISTRIBUTION...........................................................8

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS...........................10

LEGAL MATTERS.................................................................10

EXPERTS.......................................................................11

WHERE YOU CAN FIND MORE INFORMATION...........................................11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................11

                                     SUMMARY

     You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these shares by any person in any jurisdiction in which it is unlawful for that person to make such an offer, solicitation or sale.

     We sometimes refer to Pure World, Inc. as the "Company." To understand this offering fully, you should read this entire document carefully, including particularly the "Risk Factors" section, as well as the documents identified in the section titled "Where you Can Find More Information."

Business of Pure World
----------------------

     Through our wholly-owned subsidiary, Pure World Botanicals, Inc., we develop, manufacture and sell natural ingredients that are principally derived from plant materials using our proprietary extraction technology. Extraction is the process by which the commercial ingredients of plants are drawn out by applying a solution consisting of water or a combination of water and alcohol to the raw materials. The resultant extract can be converted into fluid, solid (paste) or powdered form, which can be formed into tablets or capsules. We currently produce more than one thousand botanical extracts, derived from over 200 botanicals, that are used by the cosmetic, food and flavor, nutraceutical (e.g., vitamins, minerals, antioxidants, medical and other dietary supplements) and pharmaceutical industries to manufacture finished products for the consumer market. We obtain the raw materials for our products from a variety of growers, collectors and brokers.

     We manufacture our products at our botanical extraction facility in South Hackensack, New Jersey, which we believe is the largest such facility in North America. This facility also houses our laboratory operations, including research and development, quality control, microbiology, analytical instrumentation, and others. As a registered Food and Drug Administration, or FDA, facility, we are authorized to manufacture the U.S. Pharmacoepia and pharmaceutical grade products and in 1999 were certified to manufacture organic extracts and powders by NSF International, a leading not-for-profit standards development and certification organization for public health and safety matters. We also operate a warehouse and botanical powdering facility in Teterboro, New Jersey, located adjacent to our South Hackensack facility. We also lease a warehouse in Carlstadt, New Jersey.

     Certain aspects of our business are regulated by the FDA and by the New Jersey Department of Health, and by the Bureau of Alcohol, Tobacco and Firearms with respect to our use of alcohol in our production processes.

     Our principal and executive offices are located at 376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921. Our telephone number is (908) 234-9220 and our website address is www.pureworld.com.

                                  RISK FACTORS

     You should carefully consider the risk factors listed below. These risk factors may cause our future earnings or our financial condition to be less favorable than we expect. This list includes only the risk factors that we believe are most important and is not a complete list of risks. Other risks may be significant, and the risks listed below may affect us to a greater extent than indicated. You should read this section together with the other information in this prospectus and the documents that are incorporated into this prospectus be reference.

We have a history of operating losses.

     As of December 31, 2003, we had an accumulated deficit of $27, 227,000. For the years ended December 31, 2003 and 2002, we had net losses of $245,000 and $1,842,000, respectively. Although we had net income of $202,000 for the first quarter of 2004, we have not had a fiscal year of profitable operations since 1998 and may never again achieve or maintain profitable operations for a fiscal year.

Our industry is highly competitive and we may be unable to compete effectively.

     The market for our products is highly competitive. Some of our competitors are substantially larger and have greater financial resources and broader name recognition than we do. Our larger competitors may be able to devote greater resources to research and development, marketing and other activities that could provide them with a competitive advantage. Our market has relatively low entry barriers and is highly sensitive to the introduction of new products that may rapidly capture a significant market share. Some small foreign competitors may compete with us on the basis of price, which may cause us to reduce the prices of our products. Increased competition could have a material adverse effect on our financial condition and results of operations.

Our business is subject to the effects of adverse publicity, which could negatively affect our sales and revenues.

     Our business can be affected by adverse publicity or negative perception about our industry, our competitors, or our business generally. This adverse publicity may include publicity about the nutraceuticals industry generally, the safety and quality of nutritional supplements and "natural" personal care products or ingredients in general or our products or ingredients specifically, and regulatory investigations, regardless of whether these investigations involve us or the business practices or products of our competitors. There can be no assurance that we will be able to avoid any adverse publicity or negative public perception in the future. Any adverse publicity or negative public perception will likely have a material adverse effect on our business, financial condition and results of operations. Our business, financial condition and results of operations also could be adversely affected if any of our products or any similar products distributed by other companies are alleged to be or are proved to be harmful to consumers or to have unanticipated health consequences.

We could be exposed to product liability claims, which may be costly and could have a material adverse effect on our business.

     We,  like other  retailers,  distributors  and  manufacturers  of  products designed for human consumption or use, face an inherent risk of exposure to product liability claims if the use of our products results in injury. We may be subjected to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. In addition, although we maintain strict quality controls and procedures, our products may contain contaminated substances.

     We maintain product liability insurance coverage for our business. The cost of this coverage has increased dramatically in recent years, while the availability of adequate insurance coverage has decreased. There can be no assurance that affordable product liability insurance will continue to be available or that our insurance will be adequate to cover any liability we may incur. Additionally, it is possible that one or more of our insurers could exclude from our coverage certain products that we manufacture and sell. In such event, we may have to stop using those ingredients or rely on indemnification or similar arrangements with our customers who wish to continue to include those ingredients in their products. A substantial increase in our product liability risk or the loss of customers or product lines could have a material adverse effect on our results of operations and financial condition.

Our growth may be adversely affected if we do not continue to develop new products.

     We believe that our growth is substantially dependent upon our ability to introduce new products, and we seek to introduce additional products periodically. The success of new products is dependent upon a number of factors, including our ability to develop products that will appeal to our customers and respond to market trends in a timely manner. There can be no assurance that our efforts to develop new products will be successful or that our customers will accept our new products. New products can often take substantial periods of time to develop, market and sell. Some new products fail and as a result have to be discontinued. In addition, products currently experiencing strong popularity and rapid growth may not maintain their sales volumes over time.

Our products and manufacturing activities are subject to government regulation, which could limit or prevent the sale of our products in some markets and increase our costs.

     The manufacturing, processing, formulation, packaging, labeling and advertising of our nutraceutical products (e.g., vitamins, minerals, etc.) and certain of our other products are subject to regulation by one or more federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the Consumer Product Safety Commission, and the Occupational Safety and Health Administration, as well as the Bureau of Alcohol, Tobacco & Firearms and with respect to our use of alcohol in our production processes These activities are also regulated by various agencies of the states and localities, as well as of foreign countries, in which our products may be sold. We may incur significant costs in complying with these regulations. If we cannot comply with government regulations affecting our business and products, we may be forced to curtail or cease our business operations.

We may be subject to significant inventory write-off expenses due to poor manufacturing planning or changes in sales trends.

     We test our products for stability and each product has an expiration date after which the product cannot be sold. Expiration dates are usually three or four years. To provide the freshest products possible, we attempt to produce our products on a just-in-time basis. However, as sales trends change we may over-produce finished goods inventory or have excess raw materials that are not used before their expiration dates. We regularly dispose of overstocked finished goods and expired raw material inventory. Should sales trends change too rapidly or our manufacturing planning be poor, we could be subject to larger than normal expenses for writing off inventory, which would affect our financial condition and results of operations.

If we are unable to attract and retain qualified personnel, our business will suffer.

     We believe our success depends largely on our ability to attract, maintain and motivate highly qualified technical/scientific personnel. We are particularly dependent on the efforts of Dr. Qun Yi Zheng, our president. Competition for qualified individuals can be intense, and we may not be able to hire additional qualified personnel in a timely manner and on reasonable terms. Our inability to hire and retain necessary personnel could adversely affect our business.

There are few conclusive clinical studies for many of the products we produce and, accordingly, no independent verification of their safety and efficacy.

     Although many of our products are vitamins, minerals, herbs and other substances for which there is a long history of human consumption, some of our products contain innovative ingredients or combinations of ingredients. Although we believe all of our products to be safe when taken as directed, there is little long-term experience with human consumption of certain of these innovative product ingredients or combinations thereof in concentrated form.

If our suppliers fail to provide us with quality products in sufficient quantities and in a timely fashion, our business could suffer.

     We purchase all of our raw materials from third parties. We do not have any long-term supply contracts with our suppliers. For the year ended December 31, 2003, approximately ten of our suppliers accounted for approximately 60% of our purchases of raw materials; however, only one single supplier accounted for more than 10% of such purchases. The raw materials we use are botanical, agricultural or otherwise naturally occurring materials. The availability of agricultural raw materials is subject to many risks, including disease, pest infestation, adverse weather conditions, adverse ground conditions and natural and other disasters. Certain agricultural raw materials are available only at specific times during the year due to the seasonality of growing periods and harvest times. Additionally, the available amount of raw materials that are gathered and not cultivated may not adjust in response to increasing demand. A substantial portion of our raw materials is obtained from foreign sources that are subject to various U.S. restrictions on imports, as well as foreign governmental and other production and export restrictions. Raw materials obtained from outside the United States may not be cultivated or gathered under the same quality control standards employed by us or our domestic suppliers. Further, imports of raw materials may be subject to delays due to transportation or handling. There can be no assurance that we will be able to obtain the necessary amounts of raw materials to meet the demand for our products. If we experience a raw material shortage, it could have a material adverse effect on our business.

A substantial part of our business is derived from a small number of customers

     For  the  year  ended  December  31,  2003,  one  customer   accounted  for
approximately 30% of our sales, but less than 5% of sales in the first six months of 2004. For the first half of our current fiscal year, another customer accounted for approximately 47%, and a third customer for approximately 11.5% of our sales. The loss of a significant customer could have a material adverse effect on our business and prospects.

Our manufacturing activity is subject to certain risks.

     We currently manufacture all of our products at our two manufacturing facilities in New Jersey . As a result, we are dependent on the uninterrupted and efficient operation of those facilities. Our manufacturing operations are subject to power failures, the breakdown, failure or substandard performance of equipment, the improper installation or operation of equipment, natural or other disasters, and the need to comply with the requirements or directives of governmental agencies, including the FDA. While we maintain business interruption insurance, there can be no assurance that the occurrence of these or any other operational problems at our facilities would not have a material adverse effect on our business, financial condition and results of operations. Furthermore, there can be no assurance that our insurance will continue to be available at a reasonable cost or, if available, will be adequate to cover any losses that we may incur from an interruption in our manufacturing and distribution operations.

We  may  be  unable  to  protect  our   intellectual   property  rights  or  may
inadvertently infringe on the intellectual property rights of others.

     We possess certain proprietary technology, including patents, that is used in our manufacturing processes. We also possess trademarks, tradenames and similar intellectual property. There can be no assurance that we will be able to protect our existing and any future intellectual property adequately. In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. Litigation in the United States or abroad may be necessary to enforce our intellectual property rights, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. This litigation, even if successful, could result in substantial costs and diversion of resources and could have a material adverse effect on our business, results of operation and financial condition. If any such claims are asserted against us, we may seek to obtain a license under the third party's intellectual property rights. There can be no assurance, however, that a license would be available on terms acceptable or favorable to us, if at all.

One shareholder controls a substantial portion of our outstanding common stock.

     Paul O. Koether, our Chairman and Chief Executive Officer, owns, directly or indirectly, or exercises control over, approximately 44% of our outstanding shares of common stock as of July 1, 2004. Consequently, Mr. Koether may be able to control the election of directors to our board and to generally exercise control over our affairs. His concentrated ownership could also have the effect of delaying, determining or preventing a change in control of our company that might otherwise be beneficial to our shareholders.

Our stock price could fluctuate significantly, which would affect shareholders' ability to sell our shares and jeopardize our listing on the Nasdaq Stock Market.

     Our stock price has been volatile in recent years. The trading price of our stock could be subject to fluctuations in response to: o broad market fluctuations and general economic conditions;

     o    fluctuations in our financial results;

     o    future offerings of our common stock or other securities;

     o    the general condition of our industry;

     o    increased competition;

     o    regulatory action;

     o    adverse publicity; and

     o    product and other public announcements.


     The stock market has historically experienced significant price and volume fluctuations. There can be no assurance that an active market in our stock will develop or continue to exist thereafter or that the price of our common stock will not decline. Our future operating results may be below the expectations of securities analysts and investors. If this were to occur, the price of our common stock would likely decline, perhaps substantially.

     Our shares were initially traded on the Nasdaq National Market, but were moved to the Nasdaq SmallCap Market for failure to maintain the required share price for National Market listing. If our stock price does not meet minimum requirements for listing in the Nasdaq Smallcap Market, our shares could be delisted. In March 2003, we were advised by Nasdaq that our share price was below the $1.00 minimum for continued listing, and were given two months to comply. By April 2003, our share price had increased above the $1.00 minimum. There can be no assurance that we will continue to maintain our listing on the Nasdaq Smallcap Market and our failure to do so could adversely affect the liquidity of the market for our shares.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus (including the documents incorporated by reference in this prospectus) contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) and information about our financial condition, results of operations and business that are based on our current and future expectations. You can find many of these statements be looking for words such as 'estimate, 'project,' believe, 'anticipate,' 'intend,' 'expect' and similar expressions. These statements reflect our current views with respect to future events and are subject to risks and uncertainties, including those discussed under 'Risk Factors,' that could cause our actual results to differ materially from those contemplated in the forward-looking statements. We caution you that no forward-looking statement is a guarantee of future performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events that may cause our actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus.

                                 USE OF PROCEEDS

     The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling shareholders. We will not receive any of the proceeds from any sale of shares by the selling shareholders.

                              SELLING SHAREHOLDERS

     The following table sets forth, for the selling shareholders as of July 1, 2004, the number of shares of our common stock beneficially owned by each selling shareholder, and the number of shares that may be offered by each selling shareholder using this prospectus and each shareholder's percentage ownership of our common stock assuming the sale of all of the shares offered hereby. We prepared this table based on the information supplied to us by the selling shareholders. Beneficial ownership is calculated based upon requirements of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Generally, the table is based on 8,178,806 shares of our common stock outstanding as of July 1, 2004, but the Percentage After Offering column assumes the exercise of options for 842,500 shares of common stock held by the Selling Shareholders.

     We do not know when or in what amounts the selling shareholders may offer shares for sale. The selling shareholders may not sell all or any of the shares offered by this prospectus. Consequently, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of the table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus as of the date of this prospectus will be held by the selling shareholders.

     This prospectus may be amended or supplemented from time to time to add selling shareholders to or delete the names of selling shareholders from the following list or to otherwise amend or supplement the information in the table set forth below.



                                   Number of Shares      Shares that     Number of Shares
                                  Beneficially Owned        may be      Beneficially Owned        Percentage
        Name                        before Offering        Offered        After Offering       After Offering(6)
-----------------------------     ------------------     -----------    ------------------     -----------------
Paul O. Koether                      3,918,665 (1)       255,000 (2)        2,956,165                33%
(Chief Executive Officer,
Chairman of the Board and a
Director; Executor of the Estate
of Natalie I. Koether)

The Estate of Natalie I. Koether
(former President)                   1,609,852 (3)       707,500 (4)          902,352                10%

                                       7


Dr. Qun Yi Zheng
(President)                            540,000 (5)       540,000 (5)            -0-                  -0-


----------------------------------

(1) Includes 55,000 shares subject to currently exercisable options (at $1.56 per share) previously granted under the 1991 Plan and 200,000 previously issued upon the exercise of non-Plan options granted to Mr. Koether. Also includes 110,000 shares owned by Emerald Partners of which Mr. Koether is the sole general partner; 2,500,025 shares owned by Sun Equities Corporation ("Sun Equities") of which Mr. Koether is a principal stockholder and Chairman; 73,030 shares held in discretionary accounts of certain of Mr. Koether's brokerage customers; 163,110 shares held in Mr. Koether's IRA account; 460,000 shares owned by the Estate of Natalie I. Koether; and 247,500 shares subject to currently exercisable options granted under the 1991 Plan (110,000 shares at $1.56 per share) and the 1997 Plan (137,500 shares at $5.23 per share) held by the Estate of Natalie
     I. Koether. Mr. Koether was the husband of Mrs. Koether, and is the executor of her estate.
(2)  Consists of the shares  described  in the first  sentence of footnote  (1), above.
(3) Includes 460,000 shares previously issued upon the exercise of non-Plan options granted to Natalie Koether; 110,000 shares subject to currently exercisable options (at $1.56 per share) previously granted to Natalie Koether under the 1991 Plan; 137,500 shares subject to currently exercisable options (at $5.23 per share) previously granted to Natalie Koether under the 1997 Plan; and 902,352 shares owned by Sun Equities, which amount represents the Estate's proportionate ownership of Sun Equities.
(4) Consists of the shares, other than the shares owned by Sun Equities, described in footnote (3), above.
(5) Consists of 82,500 shares subject to currently exercisable options (at $2.76 per share) previously granted under the 1991 Plan; 155,000 shares subject to currently exercisable options (55,000 shares at $5.00 per share and 100,000 shares at $3.13 per share) previously granted under the 1997 Plan; and 302,500 shares subject to currently exercisable non-Plan options (27,500 shares at $2.05 per share, 75,000 shares at $1.00 per share and 200,000 shares at $0.71 per share).
(6) Assumes the exercise of options to purchase 842,500 shares of common stock held by the Selling Shareholders.


                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term "selling shareholders" includes pledgees, donees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling shareholders as a pledge, gift or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

     The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling shareholders may also make sales in negotiated transactions, including pursuant to one or more of the following methods:

     o    purchases  by  a  broker-dealer   as  principal  and  resale  by  such
          broker-dealer for its own account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market;

     o through brokers pursuant to pre-arranged sales plans intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     o    in privately negotiated transactions;

     o    in any combination of one or more of these methods; and

     o    in any other lawful method.

     In connection with distributions of the shares or otherwise, the selling shareholders may:

     o enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

     o sell the shares short and redeliver the shares to close out such short positions;

     o enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

     o pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

     In addition, the selling shareholders may sell all or a portion of the shares that qualify for sale pursuant to Rule 144 or 145 under the Securities Act rather than pursuant to this prospectus.

     Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions.

     Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders, in amounts to be negotiated immediately prior to the sale.

     In offering the shares covered by this prospectus, the selling shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholders, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, the shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their respective affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our bylaws provide that we will indemnify all of our directors and officers to the fullest extent permitted by Delaware law. Our by laws also authorize us to indemnify our employees and other agents.

     Delaware law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for liability arising under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                  LEGAL MATTERS

     The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Davies Ward Phillips & Vineberg LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-8, of which this prospectus is a part, under the Securities Act, with respect to the shares of common stock offered pursuant to this prospectus. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to that registration statement. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of those documents filed as exhibits to the registration statement or otherwise filed by us with the Securities and Exchange Commission for a more complete understanding of the matters involved. Each statement concerning those documents is qualified in its entirety by such reference.

     We are also subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at "www.sec.gov" that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC, including us. You may also find portions of the reports, proxy and information statements we file electronically with the SEC under "News/Investors" on our internet website at http://www.pureworld.com.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC regulations allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus.
Information incorporated by reference from earlier documents is superseded by information set forth herein and information that has been incorporated by reference from more recent documents.

     The following documents filed by us with the SEC are incorporated in this prospectus by reference:

     o Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 filed on March 30, 2004;

     o Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, filed on May 13, 2004;

     o Our Reports on Form 8-K filed on January 14, 2004, January 29, 2004, April 23, 2004 and June 3, 2004.

     o Our Registration Statement on Form 8-A filed on July 1, 1982, describing the terms, rights and provisions applicable to our common stock, including any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of the our common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     You can obtain any of the documents incorporated by reference from the SEC or the SEC's Internet web site as described above. Documents incorporated by reference also are available from us without charge, including any exhibits specifically incorporated by reference therein. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                  Sue Ann Merrill, Chief Financial Officer
                  Pure World, Inc.
                  376 Main Street
                  P.O. Box 74
                  Bedminster, New Jersey 07921
                  (908) 234-9220

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated July 20, 2004. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

                                1,502,500 SHARES



                                PURE WORLD, INC.



                                  Common Stock

                                -----------------


                                   PROSPECTUS

                                -----------------





                                  July 20, 2004

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Pure World, Inc. (the "Company" or the "Registrant") are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.

     (c) The description of the Company's common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A of Computer Memories Incorporated filed with the Commission on July 1, 1982, under Commission file No. 0-10566.

     (d) The Company's Current Reports on Form 8-K filed with the Commission on January 14, 2004, January 29, 2004, April 23, 2004 and June 8, 2004

     All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed documents that also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL, or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, agent or employee of the corporation, or is or was serving at the corporation's request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of a corporation as well, but only to the extent of defense expenses, including attorneys' fees, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless and only to the extent that the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if a present or former officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding, referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     As permitted by the DGCL, the Company's certificate of incorporation includes a provision eliminating the personal liability of its directors to the Company and its stockholders for monetary damages for breach of their fiduciary duties as directors, subject to the exceptions set forth in DGCL Section 102. The Company's By-laws provide that the Company, to the maximum extent permitted by the DGCL (or any other applicable law, rule or regulation), shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses incurred by any such person in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted by law.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

     All of the restricted securities issued by the Company to the two selling shareholders who are reoffering and reselling such restricted securities pursuant to this registration statement were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. The restricted securities were issued pursuant to options granted to Natalie I. Koether, the former
President of the Company, and to Paul O. Koether, the Chairman and Chief Executive Officer of the Company. The options were exercised by Mr. Koether and by the Estate of Natalie I. Koether after Mrs. Koether's death in October, 2003. Mr. Koether is the executor of the Estate of Natalie I. Koether. Mr. Koether had access, through his position with the Company, to adequate information about the Company including, but not limited to its annual, quarterly and other reports and statements filed with the Commission pursuant to the Exchange Act. Mr. Koether was informed that the shares of common stock issued upon exercise of the options are restricted securities and therefore cannot be resold except pursuant to a valid exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act. The issuances of such restricted securities were made without the use of an underwriter.

ITEM 8.     EXHIBITS

Exhibit
-------
Number      Exhibit
------      --------------------------------------------------------------------

4.1 1991 Non-Qualified Stock Option Plan of the Registrant (incorporated by reference to Exhibit A to the definitive Proxy Statement on
          Schedule 14A of Computer Memories Incorporated, filed on July 8, 1992 under Commission file no. 0-10566).

4.2 1997 Non-Qualified Stock Option Plan of the Registrant (incorporated by reference to Exhibit 99 to the Registrant's definitive Proxy Statement on Schedule 14A filed on October 17, 1997).

4.3       Form of Stock Option Agreement

5.1       Opinion of Davies Ward Phillips & Vineberg LLP

23.1      Consent of Deloitte & Touche LLP

23.2      Consent of Davies Ward  Phillips & Vineberg  LLP  (included as part of
          Exhibit 5.1)

24 Power of Attorney (set forth on the signature page of the Registration Statement)

ITEM 9.     UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

               1.   To file during any period in which offers or sales are being
                    made,  a  post-effective   amendment  to  this  Registration
                    Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii)to include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster, State of New Jersey, on the _____ day of July, 2004.

                                        Pure World, Inc.


                                        By: /s/ Paul O. Koether
                                            ---------------------------
                                            Paul O. Koether
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul O. Koether and Sue Ann Merrill, and each or any of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                           Title                        Date
--------------------------   --------------------------------     --------------
                             Chairman of the Board, Chief          July 20, 2004
                             Executive Officer and Director
/s/ Paul O. Koether          (Principal Executive Officer)
--------------------------
Paul O. Koether

                             Chief Financial Officer, Vice         July 20, 2004
                             President and Treasurer (Principal
/s/ Sue Ann Merrill          Financial and Accounting Officer)
-------------------------
Sue Ann Merrill


/s/ William Mahomes, Jr.
-------------------------                                          July 20, 2004
William Mahomes, Jr.         Director

/s/ Alfredo Mena
-------------------------                                          July 20, 2004
Alfredo Mena                 Director

                                  EXHIBIT INDEX

Exhibit
-------
Number         Exhibit
-------        -------

4.1 1991 Non-Qualified Stock Option Plan of the Registrant (incorporated by reference to Exhibit A to the definitive Proxy Statement on
          Schedule 14A of Computer Memories Incorporated, filed on July 8, 1992 under Commission file no. 0-10566).

4.2 1997 Non-Qualified Stock Option Plan of the Registrant (incorporated by reference to Exhibit 99 to the Registrant's definitive Proxy Statement on Schedule 14A filed on October 17, 1997).

4.3       Form of Stock Option Agreement

5.1       Opinion of Davies Ward Phillips & Vineberg LLP

23.1      Consent of Deloitte & Touche LLP

23.2      Consent of Davies Ward  Phillips & Vineberg  LLP  (included as part of
          Exhibit 5.1)

24 Power of Attorney (set forth on the signature page of the Registration Statement)